Exhibit 99.6

Secure Natural Resources LLC

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$6,463,868	$4,232,326
Royalty revenue receivable from related party	1,053,880	1,370,336
Prepaid expenses and other current assets	91,542	94,490

Total current assets	7,609,290	5,697,152

Noncurrent assets:
Deferred tax assets	130,772	368,259
Mineral rights and intangible assets (net of depletion)	200,236	206,516

Total noncurrent assets	331,008	574,775

Total assets	$7,940,298	$6,271,927

Liabilities and members’ equity
Accounts payable and accrued expenses	$1,963,368	$181,146
State and Federal tax payable	41,000	—

Total current liabilities	2,004,368	181,146
Members’ equity	5,935,930	6,090,781

Total liabilities and members’ equity	$7,940,298	$6,271,927

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Secure Natural Resources LLC

Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Revenue
Royalty revenue from related party	$2,463,615	$1,151,802

Total revenue	2,463,615	1,151,802
Expenses
General and administrative expenses	2,112,862	506,522

Operating income	350,753	645,280
Other Income
Interest income	12,205	57,213

Income before income taxes	362,958	702,493
Income tax expense	368,487	—

Net income / (loss)	$(5,529)	$702,493

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Secure Natural Resources LLC

Condensed Consolidated Statements of Members’ Equity (Unaudited)

Balance at December 31, 2019	$6,090,781
Repurchase of units	(149,322)
Net income / (loss)	(5,529)

Balance at September 30, 2020	$5,935,930

Balance at December 31, 2018	$4,219,646
Net income	702,493

Balance at September 30, 2019	$4,922,139

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Secure Natural Resources LLC

Condensed Consolidated Statements of Cash Flow (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income / (loss)	$(5,529)	$702,493
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Amortization of mineral rights and intangible assets	6,280	4,993
Changes in assets and liabilities:
Royalty revenue receivable from related party	316,455	(127,277)
Prepaid expenses and other current assets	2,949	(26,502)
Deferred tax assets	237,487	—
Accounts payable and accrued expenses	1,782,222	(14,085)
State and federal tax payable	41,000

Net cash provided by operating activities	2,380,864	539,622

Cash flows from financing activities
Repurchase of units	(149,322)	—

Net cash provided by / used in financing activities	(149,322)	—

Net increase in cash and cash equivalents	2,231,542	539,622
Cash and cash equivalents
Beginning of period	4,232,326	3,766,629

End of period	$6,463,868	$4,306,251

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$90,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Nature of Business and Significant Accounting Policies

Secure Natural Resources LLC (“SNR”) was formed on February 24, 2016 as a Delaware limited liability company. The accompanying consolidated financial statements include the accounts of SNR and its wholly owned subsidiary, SNR Patented Holdings LLC (the “Subsidiary”). The Subsidiary was formed on April 6, 2016 as a Delaware limited liability company and dissolved on March 28, 2019. SNR and its wholly owned Subsidiary will hereafter be referred to collectively as the “Company”.

SNR was organized pursuant to the Second Amended and Restated Credit Bid Agreement and Direction dated April 15, 2016. The Company was formed to acquire certain assets out of the Chapter 11 bankruptcy proceedings of Molycorp, Inc. and certain related affiliates. The Company acquired from certain affiliates of Molycorp, Inc. rights, title and interest in and to the subterranean mineral rights under a rare earth mining facility located in San Bernardino County, California, certain intellectual property assets including those related to the design, development, marketing, and sale of rare earth-based products for the removal of contaminants from water, certain trademarks, and cash.

On July 15, 2020, the Company entered into a merger agreement pursuant to which the Company will combine with Fortress Value Acquisition Corp. (“FVAC”), a special purpose acquisition company, and MP Mine Operations LLC (“MPMO”), a company controlled by our majority shareholder and that owns the mine (the “Business Combination”) that utilizes the mineral rights owned by SNR. Upon the consummation of the Business Combination, MPMO and SNR will each become indirect wholly-owned subsidiaries of FVAC, which in turn will be renamed MP Materials Corp. (“MPMC”).

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019. In the opinion of management, the financial statements include all adjustments, consisting of only normal recurring items, necessary to present fairly the financial position and results of operations for the nine months ended September 30, 2020. Operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for any other period including the full year ending December 31, 2020. A description of the accounting policies significant to the Company follows below.

Consolidation

All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements requires management to make estimates. The Company makes estimates and assumptions that affect both the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of expenses during the year. Actual results could differ from those estimates.

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Cash and Cash Equivalents

The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. Management believes the Company is not exposed to any significant risk on cash balances.

Mineral Rights and Intangible Assets

Mineral rights and intangible assets consist of rights, title and interest in and to certain subterranean mineral rights under a rare earth mining facility located in San Bernardino County, California, certain intellectual property assets including those related to the design, development, marketing, and sale of rare earth-based products for the removal of contaminants from water, including certain patents and trademarks acquired from the bankruptcy proceedings of Molycorp, Inc. and certain affiliates. During 2018 the third-party operator, MPMO, a related party through affiliated common ownership, under a lease and license agreement as described in Note 6, began mining operations. The Company determined the useful life for amortization for the mineral rights based on mining production. The amortization of $6,280 and $4,993 for the nine months ended September 30, 2020 and 2019 respectively is included in general and administrative expenses on the consolidated statements of operations. As of September 30, 2020 and 2019, accumulated amortization associated with the mineral rights was $16,903 and $9,367 respectively. The intangible assets (i.e., certain patents and trademarks) were not used during the period. Therefore, the costs associated with renewing the intangible assets are expensed and included in general and administrative expenses on the consolidated statements of operations.

The assets are tested for impairment upon certain events or circumstances which indicate an impairment loss may have occurred. No impairment loss has been recognized since inception of the Company

Revenue Recognition

The Company adopted the new ASC 606 – Revenue from Contracts with Customers (“ASC 606”) guidance using the modified retrospective method of transition as of January 1, 2019. Under ASC 606 a performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, a performance obligation is satisfied. In accordance with this guidance, revenue attributable to our royalty interests is generally recognized at the point in time that MPMO sells the goods to the end customer. The amount of revenue we recognize further reflects the consideration to which we are entitled under the royalty agreement. There was no impact to our reported revenue and no cumulative catch-up adjustment was required.

Royalty Revenue

Royalties are non-operating interests in a mining facility, located in San Bernardino County, California, that provides the Company payments based upon gross proceeds received by the facility from the sale, lease or other disposition of rare earth minerals and certain products or by-products, as well as from the realization of any other benefits from the leased mineral rights and/or the leased intellectual property rights. The Company is entitled to payment for the royalty interest in the mining project based on a contractually specified rate. As a royalty holder, the Company acts as a passive entity in the production and operations of the mining facility, and the operator of the mining facility is responsible for all mining activities, including subsequent marketing and delivery of all mining production to the customer.

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

General and Administrative Expenses

General and administrative expenses consist primarily of legal costs associated to the Business Combination, organizational, accounting, legal, directors, management services, and other expenses. The cost associated with maintaining and renewing mineral rights and other patents are also included in general and administrative expenses.

The Company entered into an agreement with a certain board member that was retained to conduct an independent review of the Business Combination described in Note 1. In addition to the board member’s independent review, the board member also reviewed, negotiated and evaluated the merger agreement. In connection with the board member’s service, the Company has agreed to a one-time transaction bonus payment in the amount of $500,000, which is included in general and administrative expense.

Income Taxes

The Company follows authoritative guidance related to the accounting for uncertainty in income taxes. Management has evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustments to comply with this guidance. The Company files tax returns in all appropriate jurisdictions. Income tax filings for the year ended December 31, 2019 will generally be open for review by taxing authorities for three years after filing the return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in rates, if any, on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

2.	Members’ Equity

Pursuant to SNR’s limited liability company agreement, SNR is authorized to create and issue equity interests. On April 15, 2016, the Company issued 1,000,000 common units in exchange for the contribution of $1,000,000 of debt of Molycorp, Inc. and affiliates held by the members.

On August 2, 2016, the Company issued 6,000,000 additional common units, to all current unit holders, at a cash subscription price of $1 per unit.

On March 19, 2020 the Company entered into a unit redemption agreement with two members and agreed to repurchase 149,322.03 units at $1 per unit.

All of the units authorized and issued are common units with the same rights. When declared, distributions will be made pro rata in accordance with the number of common units held by a member.

3.	Income Taxes

During the third quarter of 2020, the Company reported estimated income tax expense of approximately $368,000, resulting in an effective tax rate of 95.9%. This compares to no income tax expense or benefit for an effective tax rate of 0.0% during the third quarter of 2019. The Company is forecasting tax expense for 2020 relating to the utilization of federal net operating

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

losses (NOL) and California state income tax expense partially attributable to the inability of the Company to utilize state net operating losses due to AB 85. On June 29, 2020, California’s Governor Newsom signed AB 85 suspending California NOL utilization and imposing a cap on the amount of business incentive tax credits companies can utilize, effective for tax years 2020, 2021 and 2022. Additionally, during the third quarter of 2020 the Company incurred approximately $1,300,000 of transaction costs included in general and administrative expenses, associated with the Business Combination that are non-deductible for tax purposes. The non-recognition of tax expense or benefit for third quarter 2019 is related to the Company’s continued recording of a full valuation allowance against its net deferred tax assets. The valuation allowance was released in the fourth quarter of 2019. Please refer to the 2019 year-end financials for additional information.

A valuation allowance is provided for deferred tax assets for which it is more likely than not that the related tax benefits will not be realized. The Company analyzes its deferred tax assets and, if it is determined that the Company will not realize all or a portion of its deferred tax assets, it will record or increase a valuation allowance. Conversely, if it is determined that the Company ultimately will more likely than not realize all or a portion of the related benefits for which a valuation allowance has been provided, all or a portion of the related valuation allowance will be reduced.

The effective tax rate for the nine months ended September 30, 2020 included federal and state current and deferred income tax expense.

4.	Related Parties

The Company entered into a management services agreement with JHL Capital Group LLC, the investment manager of a member, that provides for certain management, consulting, financial, or other services to the Company. Expenses related to the services for the nine months ended September 30, 2020 and 2019 were $140,368 and $57,998 respectively.

5.	Commitments and Contingencies

In the normal course of business, the Company may enter into contracts that contain a number of representations and warranties, which may provide for general or specific indemnifications. The Company’s exposure under these contracts is not currently known as any such exposure would be based on future claims which could be made against the Company. There have been no such claims since the inception of the Company. Management does not anticipate any such claims and expects any risk of loss to be remote.

6.	Risk Factors

The Company is subject to numerous operational and business risks. The Company continues to be in the development stage and has limited operating history. The Company owns certain mineral rights, but the Company does not own any facilities required for the production and processing of rare earth minerals or other products that may be obtained from exploring such mineral rights. The Company is dependent on key personnel that are provided through the management services agreement, for which certain potential conflicts of interest exist or may arise. The cash flow and profitability of the Company is significantly affected by the demand for and market price of rare earth products. The price of rare earth products is affected by a number of factors beyond the Company’s control.

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

The Company continues to explore ways to monetize the mineral rights, intellectual property, and patents. On April 3, 2017, the Company entered into a lease and license agreement with MPMO, a Delaware limited liability company and a related party through affiliated common ownership, the terms of which are confidential. The Company agreed to lease certain mineral rights and license the intellectual property to MPMO for a fee. In consideration of the leased mineral rights and licensed intellectual property, MPMO will make royalty payments to the Company, based upon gross proceeds from the sale, lease or other disposition of rare earth minerals and certain products or by-products thereof, as well as from the realization of any other benefits from the leased mineral rights and/or the leased intellectual property rights.

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply-chain disruption for the Company’s related party, MPMO, as well as broad-based changes in supply and demand for rare earth products.

As the situation continues to develop, it is impossible to predict the effect and ultimate impact of the COVID-19 outbreak on the Company’s business operations and results. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time.

7.	Subsequent Events

The Company evaluated subsequent events through November 23, 2020 the date the financial statements were available for issuance.

The Business Combination was consummated on November 17, 2020, pursuant to the terms of a merger agreement entered into on July 15, 2020. Pursuant to the agreement, the Company and MPMO, a company controlled by the Company’s majority equityholder and that operates the mine for which the Company owns the mineral rights, were combined with FVAC, a special purpose acquisition company and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp. (“MPMC”).